Exhibit d.(vi)

                 AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT

         AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT made as of February 1, 2000, between TimesSquare Capital Management, Inc., f/k/a CIGNA Investments, Inc. (the "Adviser") and John A. Levin & Co., Inc. (the "Sub-Adviser").

         WHEREAS, Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated November 10, 1999 pursuant to which the Sub-Adviser provides sub-advisory services to the Large Company Stock Value Fund, a series of CIGNA Funds Group and;

         WHEREAS, Adviser and Sub-Adviser have agreed to change the sub-advisory fee payable to Sub-Adviser under the Investment Sub-Advisory Agreement,

         NOW THEREFORE, the parties hereto hereby agree that Schedule C to the Investment Sub-Advisory Agreement is hereby deleted and replaced with Schedule C attached hereto.

         EXCEPT AS MODIFIED HEREIN, the Investment Sub-Advisory Agreement is and remains unmodified and in full force and effect.


TimesSquare Capital Management, Inc.              John A. Levin & Co, Inc.

       /s/ Richard H. Forde                              /s/ Glenn A. Aigen
By:                                               By:
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          Richard H. Forde                                  Glenn A. Aigen
Name:                                             Name:
     ---------------------------                       -------------------------
     Senior Managing Director                          Vice President & Chief
                                                       Financial Officer

Title:                                            Title:
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